UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

The Advisory Board Company

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☐	Fee paid previously with preliminary materials.

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PROXY SUPPLEMENT, DATED OCTOBER 20, 2017

TO

DEFINITIVE PROXY STATEMENT, DATED OCTOBER 11, 2017

FOR THE SPECIAL MEETING OF STOCKHOLDERS

TO BE HELD ON NOVEMBER 15, 2017

The following information supplements the definitive proxy statement dated October 11, 2017 (or the definitive proxy statement) that was initially mailed to stockholders of The Advisory Board Company (or ABCO) on or about October 12, 2017 for a special meeting of ABCO stockholders to be held on November 15, 2017 at ABCO’s offices at 2445 M Street, N.W., Washington, D.C. 20037, at 10:00, a.m., local time. The purpose of the special meeting, among other things, is to consider and vote on the proposal to adopt the Agreement and Plan of Merger, dated as of August 28, 2017 (as it may be amended from time to time), by and among ABCO, OptumInsight, Inc., a Delaware corporation (or Optum), and Apollo Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of Optum. That proposal and the other proposals to be voted on at the special meeting are described in more detail in the definitive proxy statement. You should read such information in conjunction with the definitive proxy statement. Any page references in the information below are to pages of the definitive proxy statement, and any defined terms used but not defined below have the meanings set forth in the definitive proxy statement. Except as specifically supplemented by the information contained in this proxy supplement, all information set forth in the definitive proxy statement remains unchanged. No action in connection with this proxy supplement is required if you have previously delivered a proxy and do not wish to change your vote or revoke your proxy.

* * *

The definitive proxy statement incorrectly reported the calculations of the volume weighted average of the closing sale prices per share of Evolent’s Class A common stock for the ten full consecutive trading days ending on and including October 5, 2017 (or the Evolent Trading Price) on pages 14 and 102 of the definitive proxy statement. Instead of $17.81, the Evolent Trading Price on pages 14 and 102 of the definitive proxy statement should have been $17.88.

In addition, the definitive proxy statement incorrectly reported the estimate of the number of Fully Diluted Shares on page 102 of the definitive proxy statement. Instead of 40,988,972, the estimate of the number of Fully Diluted Shares on page 102 of the definitive proxy statement should have been 40,989,034.

Nevertheless, due to rounding, the definitive proxy statement’s calculations of the per-share Evolent Amount as $1.70 and the illustrative per-share merger consideration as $54.35 are correct and remain unchanged.

ADDITIONAL INFORMATION AND WHERE TO FIND IT

The proposed merger will be submitted to ABCO stockholders for their consideration at a special meeting of ABCO stockholders to be held on November 15, 2017 at ABCO’s offices at 2445 M Street, N.W., Washington, D.C. 20037, at 10:00, a.m., local time. In connection with the proposed merger, ABCO filed a definitive proxy statement and form of proxy card with the Securities and Exchange Commission (or the SEC) on October 11, 2017. ABCO mailed the definitive proxy statement to ABCO stockholders of record as of October 5, 2017, the record date for the special meeting. This communication is not a substitute for the definitive proxy statement. BEFORE MAKING ANY VOTING DECISIONS, ABCO STOCKHOLDERS ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT AND THIS PROXY SUPPLEMENT CAREFULLY IN THEIR ENTIRETY BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED MERGER. Copies of the definitive proxy statement, this proxy supplement and other relevant materials are available free of charge on the SEC’s web site at http://www.sec.gov or on ABCO’s website at http://investors.advisoryboardcompany.com/Docs/.